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                               NEXSAN CORPORATION.

                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the "OPTION AGREEMENT"), dated as of January 4, 2001, between Nexsan Corporation, a Delaware corporation (the "COMPANY"), and Martin Boddy (the "OPTIONEE"), an employee of the Company.

         The Company's Board of Directors has determined that the objectives of the Company's 2001 Stock Plan (the "PLAN"), a copy of which has been delivered to the Optionee, will be furthered by granting to the Optionee a stock option pursuant to the Plan and pursuant to the Employment Agreement, dated the date hereof, between the Optionee and the Company (the "EMPLOYMENT AGREEMENT"). Capitalized terms used herein without definition shall have the meaning as described thereto in the Plan.

         In consideration of the foregoing and of the mutual undertakings set forth in this Option Agreement and the Consulting Agreement, the Company and the Optionee hereby agree as follows:

         SECTION 1 Grant of Option
                   ---------------

         The Company hereby grants to the Optionee a stock option (the "OPTION") to purchase 1,111,111 shares (the "SHARES") of common stock of the Company ("COMMON STOCK") exercisable at a price equal to the price at which Common Stock is sold to investors in the next offering of Common Stock by the Company in which at least $5,000,000 of Common Stock is sold (the "EXERCISE PRICE").

         SECTION 2 Exercisability
                   --------------

         The Option shall become exercisable, if at all, as follows: Options as to 555,555 Shares shall become exercisable if, and only if, EBITDA (as defined below) as for any Rolling Period (as defined below) shall equal at least $15,000,000, and Options as to the remaining 555,556 Shares shall become exercisable if, and only if, EBITDA for any Rolling Period shall equal at least $27,000,000, provided, in each case, that Executive is employed by the Company or any Affiliate on the last day of such Rolling Period. Unless earlier terminated pursuant to the provisions of the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 11:59 p.m. on the day immediately preceding the 10th anniversary of the date hereof.

         "EBITDA" means the sum, without duplication, of (1) the net income of the Company and its subsidiaries on a consolidated basis, plus (2) the amount deducted in determining net income for such period for provision for (a) taxes based on the income or profits of the Company and its subsidiaries, (b) interest expense, and (c) amortization and depreciation of assets.

         "Rolling Period" means any twelve (12) month period ending on the last day of any month from January 2002 to December 2005, inclusive.


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         SECTION 3 Method of Exercise
                   ------------------

         The Option (an Option may not be exercised for a fraction of a share) shall be deemed exercised when the Company receives: (a) written or electronic notice of exercise on such form and in such manner as the Committee shall prescribe and (b) payment of the full purchase price for the number of shares being purchased. Such payment may be made by one or a combination of the following methods: (1) by cash, (2) check, (3) other shares which (i) in the case of shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares to which the Option shall be exercised and (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan. It shall be a condition precedent to the issuance of Shares upon exercise of the Option that the Optionee shall remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements. The date of exercise of the Option shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours, at its address as provided in Section 12 of this Agreement, or, if sent electronically the date on which it is actually transmitted, during normal business hours, or if mailed, the date on which it is postmarked, provided such notice is actually received.

         SECTION 4 Death
                   -----

         If the Optionee dies during the period in which the Option is exercisable, the Option shall be exercisable by the Optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance only until the earlier of the expiration date of the Option (specified in Section 2 of this Agreement) or six months after the Optionee's death.

         SECTION 5 Investment Representations
                   --------------------------

         The Optionee hereby represents and warrants to and agrees with the Company as follows:

         SECTION 5.1 Acquisition of Shares for Own Account. The Optionee will acquire the Shares, if at all, pursuant to this Agreement with the Optionee's own funds, and not with the funds of anyone else. The Shares will be acquired, if at all, for the Optionee's own account, not as a nominee or agent and not for the account of any other person or firm. No one else has or will have on any exercise of the Option or any portion thereof any interest, beneficial or otherwise, in any of the Shares to be acquired on such exercise. The Optionee is not, and prior to any exercise of the Option will not be, obligated to transfer any of the Shares or any interest therein to anyone else and the Optionee does not and will not have any agreement or understandings to do so. The Optionee does not, and on any exercise of the Option will not, intend to subdivide the Optionee's acquisition of any Shares with anyone.

         SECTION 5.2 Shares May Be "Restricted Securities"; Certificates Representing Shares May Be Legended

                  The Optionee understands and agrees that:
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                       SECTION 5.2.1 The Shares, if and when issued, may be
                  "restricted securities," as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "ACT"), and, accordingly, the Optionee may be required to hold the Shares indefinitely unless they are registered under the Act or an exemption from such registration is available;

                       SECTION 5.2.2 The Company is not under any obligation
                  to register the Shares under the Act or to comply with any exemption thereunder; and

                       SECTION 5.2.3 The Company shall cause legends set forth
                  below or legends substantially equivalent thereto, to be placed upon any certificates representing any Shares received by the Optionee on exercise of the Option, which legend restricts the sale, transfer or disposition of the Shares otherwise than in accordance with this Option Agreement, as well as any other legends as the Company may deem appropriate or that may be required by the Company or by the applicable state or federal securities laws:

                       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

                       IN ADDITION, SALE, TRANSFER, ENCUMBRANCE, HYPOTHECATION,
                  GIFT OR OTHER DISPOSITION OR ALIENATION OF SUCH SHARES OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A STOCK OPTION AGREEMENT A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

         SECTION 5.3 Agreement to Refrain from Resales. The Optionee agrees that, notwithstanding any provision hereof or in the Plan to the contrary, the Optionee shall in no event make any disposition of all or any part of or interest in the Shares and that such Shares shall not be encumbered, pledged, hypothecated, sold or transferred by the Optionee nor shall the Optionee receive any consideration for such Shares or for any interest therein from any person, unless and until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation or sale of any Shares, either (1) a registration statement on form S-1 or S-8 (or any other form replacing such form or appropriate for the purpose under the Act) with respect to such shares proposed to be transferred or otherwise disposed of shall be then effective or (2) (i) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed



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         disposition, (ii) the Optionee shall have furnished the Company with an opinion of counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of any such Shares under the Act or qualification of any such shares under any other securities law, (iii) such opinion of counsel shall have been concurred in by counsel for the Company and (iv) the Company shall have advised the Optionee of such concurrence.

         SECTION 6 Right of First Refusal. Before any Shares acquired upon exercise of its Option held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

         SECTION 6.1 Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares;
         (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

         SECTION 6.2 Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or part of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

         SECTION 6.3 Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

         SECTION 6.4 Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), (i) by cash or check,
         (ii) by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or (iii) by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

         SECTION 6.5 Holder's Right to Transfer. If Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares, that are not repurchased by the Company, to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any



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         applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

         SECTION 6.6 Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Purchaser's lifetime or on the Purchaser's death by will or intestacy to the Purchaser's Immediate Family or a trust for the benefit of one or more members of the Purchaser's Immediate Family or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Purchaser or one or more members of the Purchaser's Immediate Family, or the disbursement therefrom to Purchaser or one or more members of his Immediate Family, shall be exempt from the provisions of this Section, provided that the Purchaser notifies the Company in writing within thirty (30) days of said transfer. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

         SECTION 6.7 Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

         SECTION 7 Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee (or any transferee) shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         SECTION 8 Nonassignability
                   ----------------

         The Option shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, voluntarily or involuntarily, other than by will or by the laws of descent and distribution.

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         The Option shall be exercisable during the lifetime of the Optionee only by the Optionee and thereafter by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.

         SECTION 9 No Right of Employment
                   ----------------------

         Nothing in this Agreement shall confer upon the Optionee the right to employment by or engagement as a Service Provider of the Company or affect any right which the Company may have to terminate any such employment or engagement.

         SECTION 10 421(b) Disqualifying Disposition Notice
                    ---------------------------------------

         With respect to the transfer or other disposition of Shares issued pursuant to the exercise of any "incentive stock options" granted hereunder, the Optionee shall notify the Company of any such transfer of disposition made under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions). Such notice shall be delivered to the Company in accordance with the provisions of Section 11 below within 10 days of such transfer or other disposition.

         SECTION 11 Plan Provisions to Prevail
                    --------------------------

         This Option Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Option Agreement the Optionee agrees that no member of the Board or the Committee nor any employee of the Company, Parent Corporation or any of the Company's subsidiaries shall be liable for any action or determination made in good faith with respect to the Plan or this Option Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

         SECTION 12 Notices
                    -------

         Any notice to be given to the Company hereunder shall be in writing and shall be addressed to Nexsan Corporation, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this
Section 12. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath the Optionee's signature hereto, or by electronic means if any facsimile number is provided beneath the Optionee's signature hereto or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or, if mailed by registered or certified mail to the party entitled to receive it, five days after the date the notice was so mailed, or if sent electronically, on the day on which it is actually transmitted.

         SECTION 13 Successors and Assigns
                    ----------------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 4 of this Option Agreement and with the Plan, the heirs and personal representatives of the Optionee.

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         SECTION 14 Governing Law
                    -------------

         This Option Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed entirely within such state.

         SECTION 15 Severability
                    ------------

         If any provision of this Option Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Option Agreement and the Plan or (ii) if such provision cannot be so reformed, such provision shall be severed from this Option Agreement and an equitable adjustment shall be made to this Option Agreement (including, without limitation, addition of necessary further provisions to this Option Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Option Agreement or the Plan.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the date and year first written above.

                                            NEXSAN CORPORATION

                                            /s/ Martin Boddy
                                            -----------------------------
                                            By:           Martin Boddy
                                            Title:        CEO

                                            OPTIONEE:

                                            /s/ Martin Boddy
                                            -----------------------------
                                            Address: 5 Duck Island
                                                     ------------------------
                                                     Duffield, Derby DE56 4EZ
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